                                                                    Exhibit 99.2
                                                                    ------------



                          The Kroger Co. Savings Plan

      Report On Audits Of Financial Statements And Supplemental Schedules

                For The Years Ended December 31, 1997 and 1996

                                                                    Exhibit 99.2

                          The Kroger Co. Savings Plan
                         Index To Financial Statements
                          December 31, 1997 and 1996



                                                                      Pages
                                                                     -------

Report of Independent Accountants                                       2

Statement of Net Assets Available
 For Plan Benefits at December 31, 1997                                 3

Statement of Net Assets Available
 For Plan Benefits at December 31, 1996                                 4

Statement of Changes in Net Assets
 Available For Plan Benefits for
 the year ended December 31, 1997                                       5

Statement of Changes in Net Assets
 Available For Plan Benefits for
 the year ended December 31, 1996                                       6

Notes to Financial Statements                                         7-8

Item 27a - Schedule of Assets Held for Investment
           Purposes at December 31, 1997                                9

Item 27d - Schedule of Reportable Transactions
           for the year ended December 31, 1997                        10

                       Report of Independent Accountants
                       ---------------------------------


To the Administrative Committee of The Kroger Co. Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of The Kroger Co. Savings Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


(Coopers & Lybrand L.L.P.)
Cincinnati, Ohio
April 16, 1998

                          THE KROGER CO. SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                             at December 31, 1997
                           (In thousands of dollars)
                              __________________


                                                                                          1997
                                            ---------------------------------------------------------------------------------------
                                                        MERRILL
                                                         LYNCH   MERRILL    MERRILL   AMERICAN
                                             EMPLOYER    EQUITY   LYNCH      LYNCH     CAPITAL
                                               STOCK     INDEX    BASIC     GLOBAL    EMERGING  TEMPLETON    FIXED   PARTICIPANT
ASSETS                                         FUND      TRUST    VALUE   ALLOCATION   GROWTH    FOREIGN    INCOME      LOANS
                                            ----------  -------  -------  ----------  --------  ---------  --------  -----------
Investments:
  The Kroger Co. common shares
     (Cost - $272,336)                      $1,050,160
  Contracts with insurance
     companies (stated at
     contract value)                                                                                       $105,394
  Mutual funds (cost - $59,597)                                  $20,966  $10,018     $21,595   $12,842
  Collective investment trust
     (cost - $50,757)                                   $92,405
  Participant loans                                                                                                    $ 21,117
  Temporary cash investments                                                                                 16,583
                                             ---------   ------   ------   ------      ------    ------     -------      ------
    Total investments                        1,050,160   92,405   20,966   10,018      21,595    12,842     121,977      21,117


Receivables:
  Employee contributions                         1,704      258       87       45         102        55         321
  Employer contributions                         3,354
  Interest and dividends
                                             ---------   ------   ------   ------      ------    ------     -------      ------
    Total assets                             1,055,218   92,663   21,053   10,063      21,697    12,897     122,298      21,117
                                             ---------   ------   ------   ------      ------    ------     -------      ------

LIABILITIES

Payable for administrative                   ---------   ------   ------   ------      ------    ------     -------      ------
 fees
  Total liabilities                          ---------   ------   ------   ------      ------    ------     -------      ------

Net assets available for
  plan benefits                             $1,055,218  $92,663  $21,053  $10,063     $21,697   $12,897    $122,298     $21,117
                                             =========   ======   ======   ======      ======    ======     =======      ======

                                          TEMPORARY
                                         INVESTMENT
ASSETS                                      FUND            TOTAL
                                         ----------      ----------
Investments:
  The Kroger Co. common share
     (Cost - $272,336)                                   $1,050,160
  Contracts with insurance
     companies (stated at
     contract value)                                        150,394
  Mutual funds (cost - $59,597)                              65,421
  Collective investment trust
     (cost - $50,757)                                        92,405
  Participant loans                                          21,117
  Temporary cash investments                $643             17,226
                                         -------          ---------
    Total investments                        643          1,351,723

Receivables:
  Employee contributions                                      2,572
  Employer contributions                                      3,354
  Interest and dividends                     273                273
                                         -------          ---------
    Total assets                             916          1,357,922
                                         -------          ---------

LIABILITIES

Payable for administrative
 fees                                        120                120
                                         -------          ---------
  Total liabilities                          120                120
                                         -------          ---------
Net assets available for
  plan benefits                             $796         $1,357,802
                                         =======         ==========

                    The accompanying notes are an integral
                       part of the financial statements.

                          THE KROGER CO. SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              at December 31, 1996
                           (In thousands of dollars)
                               _________________



                                                                                          1996
                                            ---------------------------------------------------------------------------------------
                                                        MERRILL
                                                         LYNCH   MERRILL    MERRILL   AMERICAN
                                             EMPLOYER    EQUITY   LYNCH      LYNCH     CAPITAL
                                               STOCK     INDEX    BASIC     GLOBAL    EMERGING  TEMPLETON    FIXED   PARTICIPANT
ASSETS                                         FUND      TRUST    VALUE   ALLOCATION   GROWTH    FOREIGN    INCOME      LOANS
                                            ----------  -------  -------  ----------  --------  ---------  --------  -----------
Investments:
  The Kroger Co. common shares
     (Cost - $221,481)                      $  657,814
  Contracts with insurance
     companies (stated at
     contract value)                                                                                       $ 99,722
  Mutual funds (cost - $48,972)                                  $14,173  $ 8,747     $18,540   $11,243
  Collective investment trust
     (cost - $45,015)                                   $68,007
  Participant loans                                                                                                      16,663
  Temporary cash investments                                                                                 20,261
                                             ---------   ------   ------   ------      ------    ------     -------      ------
    Total investments                          657,814   68,007   14,173    8,747      18,540    11,243     119,983      16,663


Receivables:
  Employee contributions                         1,379      243       68       45         105        52         357
  Employer contributions                         2,783
  Interest and dividends
                                             ---------   ------   ------   ------      ------    ------     -------      ------
    Total assets                               661,976   68,250   14,241    8,792      18,645    11,295     120,340      16,663
                                             ---------   ------   ------   ------      ------    ------     -------      ------

LIABILITIES

Payable for administrative                   ---------   ------   ------   ------      ------    ------     -------      ------
 fees
  Total liabilities                          ---------   ------   ------   ------      ------    ------     -------      ------

Net assets available for
  plan benefits                             $  661,976  $68,250  $14,241   $8,792     $18,645   $11,295    $120,340     $16,663
                                             =========   ======   ======   ======      ======   =======     =======      ======
                                          TEMPORARY
                                         INVESTMENT
ASSETS                                      FUND            TOTAL
                                         ----------      ----------
Investments:
  The Kroger Co. common share
     (Cost - $272,336)                                   $  657,814
  Contracts with insurance
     companies (stated at
     contract value)                                         99,722
  Mutual funds (cost - $59,597)                              52,703
  Collective investment trust
     (cost - $50,757)                                        68,007
  Participant loans                                          16,663
  Temporary cash investments              $1,317             21,578
                                         -------          ---------
    Total investments                      1,317            916,487

Receivables:
  Employee contributions                                      2,249
  Employer contributions                                      2,783
  Interest and dividends                     180                180
                                         -------          ---------
    Total assets                          $1,497            921,699
                                         -------          ---------

LIABILITIES

Payable for administrative
 fees                                        119                119
                                         -------          ---------
  Total liabilities                          119                119
                                         -------          ---------
Net assets available for
  plan benefits                           $1,378         $  921,580
                                         =======         ==========

                    The accompanying notes are an integral
                       part of the financial statements.

                          THE KROGER CO. SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     for the year ended December 31, 1997
                           (In thousands of dollars)

                                ______________


                                                                              1997
------------------------------------------------------------------------------------------------------------------------------------
                                                      MERRILL
                                                       LYNCH      MERRILL      MERRILL         AMERICAN
                                           EMPLOYER    EQUITY      LYNCH        LYNCH          CAPITAL
                                            STOCK      INDEX       BASIC        GLOBAL         EMERGING      TEMPLETON       FIXED
                                            FUND       TRUST       VALUE       ALLOCATION       GROWTH        FOREIGN       INCOME
                                         ----------  ---------   --------    --------------   ---------     -----------   ----------
Employee contributions                   $   34,885   $  5,823     $ 1,891        $ 1,067        $ 2,369       $ 1,281     $  8,732
Employer contributions                        3,354
Transfer from (to) other funds                  572       (996)      1,378           (166)        (2,021)          350       (3,669)
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------
    Total contributions
      and transfers                          38,811      4,827       3,269            901            348         1,631        5,063

Investment income:
  Dividends                                                          1,557          1,288          1,935         1,384
  Interest                                    1,250        176          23             14             37            16        8,638
  Net appreciation(depreciation)            379,149     22,372       2,780           (300)         1,442          (657)
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------
    Total additions                         419,210     27,375       7,629          1,903          3,762         2,374       13,701
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------

Distributions to participants                25,967      2,963         818            633            710           773       11,295
Administrative expenses, net                                                                                                    448
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------
    Total deductions                         25,967      2,963         818            633            710           773       11,743
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------

    Net increase                            393,243     24,412       6,811          1,270          3,052         1,601        1,958

Net assets available for plan benefits:
  Beginning of year                         661,976     68,250      14,241          8,792         18,645        11,295      120,340
                                         ----------   --------   ---------     ----------     ----------     ---------    ---------

  End of year                            $1,055,219   $ 92,662     $21,052        $10,062        $21,697       $12,896     $122,298
                                         ==========   ========   =========     ==========     ==========     =========    =========



                                                ---------------------------------------
                                                                  TEMPORARY
                                                PARTICIPANT     INVESTMENT
                                                   LOANS           FUND         TOTAL
                                                -----------     ----------   ----------
Employee contributions                                                       $   56,048
Employer contributions                                                            3,354
Transfer from (to) other funds                      $ 5,494        $  (942)
                                                -----------     ----------   ----------
    Total contributions
      and transfers                                   5,494           (942)      59,402

Investment income:
  Dividends                                                                       6,164
  Interest                                                              93       10,247
  Net appreciation(depreciation                                                 404,786
                                                -----------     ----------   ----------
    Total additions                                   5,494           (849)     480,599
                                                -----------     ----------   ----------

Distributions to participants                         1,041           (271)      43,929
Administrative expenses, net                                                        448
                                                -----------     ----------   ----------
    Total deductions                                  1,041           (271)      44,377
                                                -----------     ----------   ----------

    Net increase                                      4,453           (578)     436,222

Net assets available for plan benefits:
  Beginning of year                                  16,663          1,378      921,580
                                                -----------     ----------   ----------
  End of year                                       $21,116        $   800   $1,357,802
                                                ===========     ==========   ==========


                    The accompanying notes are an integral
                       part of the financial statements.

                          THE KROGER CO. SAVINGS PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     for the year ended December 31, 1996
                           (In thousands of dollars)

                               _________________

                                                                            1996
                                   ---------------------------------------------------------------------------------------------
                                              MERRILL
                                               LYNCH      MERRILL     MERRILL      AMERICAN
                                   EMPLOYER    EQUITY      LYNCH       LYNCH       CAPITAL
                                    STOCK      INDEX       BASIC       GLOBAL      EMERGING    TEMPLETON    FIXED    PARTICIPANT
                                    FUND       TRUST       VALUE     ALLOCATION     GROWTH      FOREIGN    INCOME       LOANS
                                   --------   --------    --------   ----------    ---------   ---------   --------  -----------
Employee contributions             $ 29,640    $ 5,846      $1,568       $  985       $2,002      $1,166    $ 9,601
Employer contributions                2,783
Transfer from (to) other funds      (30,760)     1,669       4,155        2,076        7,006       2,355      8,087      $ 4,520
                                   --------   --------   ---------   ----------   ----------   ---------  ---------  -----------
    Total contributions
      and transfers                   1,663      7,515       5,723        3,061        9,008       3,521     17,688        4,520


Investment income:
  Dividends                                                    878          804          788         436
  Interest                              945        145          21           13           28          19      7,438
  Net appreciation                  129,136     12,071         861          193        1,001       1,015
                                   --------   --------   ---------   ----------   ----------   ---------  ---------  -----------
    Total additions                 131,744     19,731       7,483        4,071       10,825       4,991     25,126        4,520
                                   --------   --------   ---------   ----------   ----------   ---------  ---------  -----------


Distributions to participants        17,578      2,531         213          324          365         162      9,633          592
Administrative expenses                  22          1           0            0            0           0        575
                                   --------   --------   ---------   ----------   ----------   ---------  ---------   ----------
    Total deductions                 17,600      2,532         213          324          365         162     10,208          592
                                   --------   --------   ---------   ----------   ----------   ---------  ---------   ----------


    Net increase                    114,144     17,199       7,270        3,747       10,460       4,829     14,918        3,928

Net assets available for
    plan benefits:
  Beginning of year                 547,832     51,051       6,971        5,045        8,185       6,466    105,422       12,735
                                   --------   --------   ---------   ----------   ----------   ---------  ---------   ----------

  End of year                      $661,976    $68,250     $14,241       $8,792      $18,645     $11,295   $120,340      $16,663
                                   ========   ========   =========   ==========   ==========   =========  =========   ==========


                                   ----------------------
                                    TEMPORARY
                                    INVESTMENT
                                       FUND         TOTAL
                                    ----------   --------
Employee contributions                            $50,808
Employer contributions                              2,783
Transfer from (to) other funds            $892
                                    ----------   --------
    Total contributions
      and transfers                        892     53,591


Investment income:
  Dividends                                         2,906
  Interest                                  72      8,681
  Net appreciation                                144,277
                                    ----------   --------
    Total additions                        964    209,455
                                    ----------   --------


Distributions to participants              101     31,499
Administrative expenses                   (352)       246
                                    ----------   --------
    Total deductions                      (251)    31,745
                                    ----------   --------


    Net increase                         1,215    177,710

Net assets available for
    plan benefits:
  Beginning of year                        163    743,870
                                    ----------   --------

  End of year                           $1,378   $921,580
                                    ==========   ========

                    The accompanying notes are an integral
                       part of the financial statements.

                          THE KROGER CO. SAVINGS PLAN
                         NOTES TO FINANCIAL STATEMENTS
                                --------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     The following describes the significant policies followed in the preparation of these financial statements.

     INVESTMENTS VALUATION
     ---------------------

     Investments in equity securities, mutual funds and collective trusts are valued at fair value (quoted market prices where available) or estimated fair values. Investment contracts are valued at contract value (cost plus accrued interest).

     PERVASIVENESS OF ESTIMATES
     --------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits as of the date of the Plan's financial statements and the reported changes in net assets available for plan benefits during the reporting period. Actual results could differ from those estimates.

     OTHER
     -----

     Purchases and sales of securities are reflected on a trade date basis. Gain or loss on sales of securities are based on average cost.

     Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned.

     The plan presents in the statement of changes in net assets available for plan benefits the net appreciation or depreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation or depreciation on those investments.

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lowest of: a) account balance less $2,500; b) 50% of account balance; c) $50,000 less the highest outstanding loan balance over the last 12 months. Loan transactions are treated as a transfer from the investment fund to the Participant Loan Fund. Loan terms range from 1-4 years or up to 6 years for the purchase of a primary residence. The loans are collateralized by the balance in the participant's account and bear interest at a rate of Prime plus .5%. The rate is changed quarterly and the Prime rate used for a quarter is the Prime rate on the last business day of the previous quarter. Principal and interest are paid through periodic payroll deductions.

2.   PLAN DESCRIPTION
     ----------------

     The Plan provides for eligible employees of The Kroger Co. and subsidiaries (the "Company") to redirect a portion of their salary, up to limits defined in the Plan, to the seven investment funds of the Plan at any time.

     Employee contributions to the Plan are limited to the lower of $9,500 or 15% (6% if the participant is a highly compensated employee as defined by the Internal Revenue Service) of the employee's annual compensation during the period in which they are a participant in the Plan, subject to Internal Revenue Service Code limitations.

     At the end of each year, the Company makes a basic matching contribution into the Employer Stock Fund equal to ten percent (10%) of the salary directed by participants to the Employer Stock Fund during the year. A supplemental matching contribution is allocated in proportion to salary directed to all investment funds. The supplemental contribution is based on the annual financial results of the Company and determined annually by the Board of Directors. The supplemental contribution ranges from none to twenty percent (20%) of participant contributors.

     In 1997 and 1996, the Company made a matching contribution but did not make a supplemental contribution.

     Each participant's account is credited with the participant's contribution and an allocation of the Company's matching contribution, Plan earnings, and other adjustments as defined in the Plan. Allocations are based on participant earnings or account balances as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     Further information about the Plan, including vesting, allocation and benefit provisions, and employer and employee contributions is contained in the Plan, and Plan amendments. Copies of these documents are available from the Company's Personnel Department.


3.   INVESTMENT CONTRACTS
     --------------------

     The Plan's Fixed Income Fund contains various investment contracts which are fully benefit-responsive. A fully benefit-responsive investment provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans, or withdrawals initiated by plan participants under the terms of the ongoing Plan. Certain employer initiated events (i.e., lay-offs, mergers, bankruptcy, plan termination) are not eligible for the liquidity guarantee.

     The following information is presented in the aggregate for the investment contracts:

                                          1997          1996
                                      ------------  ------------
          Fair value                  108,385,328   100,694,871
          Crediting interest rates    6.0% to 7.3%  6.0% to 8.9%
          Average yield                       7.1%          6.9%

     The crediting interest rates for the investment contracts are based upon the contract rate or a predetermined formula which factors in duration, market value and book value of the investment. Certain of the crediting rates are adjusted quarterly. The minimum crediting interest rate for these investments is zero.

     The fair value of the investment contracts is calculated as the aggregate present value of the underlying cash flows using interest rates quoted for securities with similar duration and credit risk.

4.   TAX STATUS
     ----------

     The Plan obtained its latest determination letter in January 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the Internal Revenue Code. However, the Plan has been amended since receiving the determination letter. The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     Participant contributions and earnings of the Plan are not subject to federal income tax until distribution, at which time they are taxable to the recipient.

                          THE KROGER CO. SAVINGS PLAN
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             at December 31, 1997
                           (In thousands of dollars)
                           -------------------------

                                            NUMBER OF
                                             SHARES                1997
                                                          ----------------------
                                                                      CARRYING
NAME OF ISSUER AND TITLE OF ISSUE            AMOUNT         COST        VALUE
---------------------------------        ---------------  ---------  -----------
     EMPLOYER STOCK FUND
     -------------------
The Kroger Co. common shares             28,575,776 shs.   $272,336  $1,050,160

     MERRILL LYNCH EQUITY INDEX TRUST
     --------------------------------
Collective Investment Trust               1,413,456 shs.     50,757      92,405

     MERRILL LYNCH BASIC VALUE
     -------------------------
Mutual Funds                                565,438 shs.     17,293      20,966

     MERRILL LYNCH GLOBAL ALLOCATION
     -------------------------------
Mutual Funds                                708,454 shs.     10,206      10,018

     AMERICAN CAPITAL EMERGING GROWTH
     --------------------------------
Mutual Funds                                572,821 shs.     19,168      21,595

     TEMPLETON FOREIGN
     -----------------
Mutual Funds                              1,290,644 shs.     12,930      12,842

     FIXED INCOME
     ------------
Guaranteed Investment Contracts(GICs)                           446         446
Synthetic GICs                                              104,948     107,939
Wrapper Contracts for Synthetic GICs                                     (2,991)
                                                           --------  ----------
                                                            105,394     105,394
     PARTICIPANT LOANS
     -----------------
Loans to Participants                                             0      21,117

Temporary Cash Investments                                   17,226      17,226
                                                           --------  ----------

              Total                                        $505,310  $1,351,723
                                                           ========  ==========

                          THE KROGER CO. SAVINGS PLAN
                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                     For the Year Ended December 31, 1997
                           (In thousands of dollars)
                                --------------

Transaction                                    # of        # of                                  Realized
Type               Security Description        Trans      Shares        Cost       Proceeds     Gain(Loss)
----------------  ----------------------       -----     ---------     -------     --------     ----------
                  KROGER COMMON STOCK

BUY               Kroger Co. Common Stock      1053     2,518,421     $90,612

SELL              Kroger Co. Common Stock      1234     2,103,783      37,532      $75,190       $37,657

                  POOLED SEPARATE A/C(GICS)

BUY               Fixed Income Fund            1106     59,719,250     59,719

SELL              Fixed Income Fund            1134     57,725,446     57,724     57,725               1

                  TEMPORARY INVESTMENT FUNDS

BUY               Temporary Investment Fund     253     86,747,654     86,747

SELL              Temporary Investment Fund     250     87,678,054     87,678     87,678

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